UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102-3110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 31, 2010, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) entered into an agreement with Bank of America, National Association, and two of its affiliates, BAC Home Loans Servicing, LP and Countrywide Home Loans, Inc., to resolve currently outstanding and future claims by Freddie Mac for repurchases arising from the breach of certain selling representations and warranties on certain loans purchased by Freddie Mac from Countrywide Home Loans, Inc. and Countrywide Bank FSB. Under the terms of the agreement, Freddie Mac has received a $1.28 billion cash payment, in consideration for releasing Bank of America and its two affiliates from existing and future repurchase claims arising from the sale to Freddie Mac by the Countrywide entities of loans for which the first regularly scheduled monthly payments were due on or before December 31, 2008. The unpaid principal balance of the loans in this portfolio, as reflected on Freddie Mac's books at November 30, 2010, was approximately $117 billion. The agreement applies only to certain claims for repurchase based on breaches of representations and warranties and the agreement contains specified limitations. The agreement does not cover loans sold to Freddie Mac or serviced for Freddie Mac by other Bank of America entities. We do not anticipate that the agreement will have a material impact on Freddie Mac’s 2010 financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

January 3, 2011	By:	John R. Dye

Name: John R. Dye
Title: SVP - Principal Deputy General Counsel, Corporate Affairs